Exhibit 99.1

INAP Reports Third Quarter 2019 Financial Results

•	Revenue of $72.9 Million, down $0.3 Million Sequentially, Demonstrating Continued Churn Stability
•	Net Loss Attributable to Shareholders of $23.9 Million, or $1.01 Per Share
•	Adjusted EBITDA of $23.0 Million, down $1.4 Million Sequentially, Driven by Conversion of Santa Clara to Operating Lease and Seasonal Cost Increases
•	Capital expenditures of $8.6 Million, Reflecting Continued Tight Controls and Focus on Success-Based Investments
•	Successfully Amended Existing Credit Facility to Gain Financial and Operational Flexibility while Company pursues Strategic Alternatives

RESTON, VA - (November 12, 2019) Internap  Corporation (NASDAQ: INAP), a leading-edge provider of high-performance data center and cloud solutions with global network connectivity, announced today financial results for the third quarter of 2019.

“INAP’s third quarter results reflect our continued execution on all fronts, with revenue demonstrating stability in churn and Adjusted EBITDA remaining relatively flat compared to Q2 on a normalized basis. We won a number of new sales and expansions of current client footprints, with growth in private cloud and colo in high absorption flagship markets, including Phoenix, Atlanta, Los Angeles and Seattle. With respect to our strategic initiatives, we are actively engaged with interested parties and are working with our advisors to explore possible non-core asset sales and transformational transactions. The amendment to our credit facility gives us additional flexibility and time while we strive to maximize shareholder value. For the remainder of the year, we are focused on driving profitable revenue through consistency in our sales teams and channel partners, and on bringing about strategic actions that can take INAP to the next level,” said Peter D. Aquino, Chief Executive Officer.

Third Quarter 2019 Financial Summary

($ in thousands)	3Q 2019	2Q 2019	3Q 2018	QoQ Growth	YoY Growth

Net Revenues	$72,878	$73,134	$82,972	(0.4)%	(12.2)%
Operating Costs and Expenses	$76,814	$72,544	$80,275	5.9%	(4.3)%
Depreciation and Amortization	$21,582	$21,955	$23,553	(1.7)%	(8.4)%
Exit Activities, Restructuring and Impairments	$3,792	$231	$2,347	1541.6%	61.6%
All Other Operating Costs and Expenses	$51,440	$50,358	$54,375	2.1%	(5.4)%
Net Loss Attributable to Shareholders	$(23,870)	$(18,555)	$(15,479)	28.6%	54.2%

Adjusted EBITDA	$22,990	$24,420	$30,031	(5.9)%	(23.4)%
Adjusted EBITDA Margin	31.5%	33.4%	36.2%

Capital Expenditures (CapEx)	$8,644	$7,448	$11,386	16.1%	(24.1)%

Revenue

•	Total company revenue was $72.9 million in the third quarter of 2019, a decrease sequentially of $0.3 million or 0.4%, and a decrease of $10.1 million or 12.2% year-over-year.

o
INAP US revenue was $56.9 million in the third quarter of 2019, a decrease of 0.9% sequentially and a decrease of 13.3% year-over-year. The sequential decrease is primarily due to lower non-recurring revenue in Q3 in Colocation. The decrease year-over-year is primarily due to planned data center exits and churn from several large customers in 2018.

o
INAP INTL revenue was $15.9 million in the third quarter of 2019, an increase of 1.6% sequentially and a decrease of 7.9% year-over-year. The sequential increase is due to higher non-recurring revenue in Q3 in Cloud and INAP Japan. The decrease year-over-year is primarily due to churn from large customers in 2018.

Net Loss, Adjusted EBITDA and Business Unit Contribution

•
Net loss attributable to shareholders was $(23.9) million, or $(1.01) per share in the third quarter of 2019 compared with $(18.6) million, or $(0.78) per share in the second quarter of 2019, and compared with $(15.5) million, or $(0.77) per share in third quarter of 2018.

•
Adjusted EBITDA was $23.0 million in the third quarter of 2019, a decrease of 5.9% compared with $24.4 million in the second quarter of 2019, and 23.4% decrease compared with $30.0 million in the third quarter of 2018. The sequential decline is due primarily to the conversion of our Santa Clara facility to an operating lease and seasonal cost increases. The year-over-year decline is primarily due to lower revenues partially offset by cost savings initiatives in 2019.

•	Business Unit Contribution

o
INAP US business unit contribution was $24.0 million in the third quarter, a 5.7% decrease compared to the second quarter of 2019 and a 21.2% decrease from the third quarter of 2018. The sequential decrease is primarily due to the conversion of our Santa Clara facility to an operating lease, lower non-recurring revenue, and seasonal cost increases. The decrease year-over-year is primarily due to lower revenues partially offset by cost saving initiatives in 2019.

o
INAP INTL business unit contribution was $5.8 million in the third quarter of 2019, a 2.8% increase compared with the second quarter of 2019 and a 0.6% decrease from the third quarter of 2018. The sequential increase is primarily due to higher non-recurring revenue. The decrease year-over-year is primarily due to lower revenues partially offset by cost savings initiatives in 2019.

Cash Balance and Cash Flow Statement

•
Cash and cash equivalents were $10.9 million at September 30, 2019. Total debt outstanding under the credit facility was $428.6 million, net of discount and issuance costs, and the finance lease liabilities balance was $270.1 million. The Company had $17.2 million of availability on its revolver, net of $3.7 million of letters of credit.

•	Capital expenditures were $8.6 million in the third quarter of 2019, compared to $7.4 million in the second quarter of 2019 and $11.4 million in the third quarter of 2018.

•
Cash generated from operations for the three months ended September 30, 2019 was $5.5 million compared to $11.4 million in the second quarter of 2019, and $9.4 million in the third quarter of 2018. The variances between periods were primarily related to changes in working capital.

•
Adjusted Free Cash Flow was $(2.6) million in the third quarter of 2019, compared to $6.1 million in the second quarter of 2019 and $0.2 million in the third quarter of 2018. Adjusted Unlevered Free Cash Flow was $14.1 million for the third quarter of 2019, compared to $21.7 million in the second quarter of 2019 and $17.0 million in the third quarter of 2018.

Business Outlook

INAP’s narrowed business outlook for 2019 is shown in the table below.

Current Outlook

Revenue	$290 million - $294 million
Adjusted EBITDA	$94 million - $96 million
Capital Expenditures	$30 million - $32 million

Refer to the attachments to this press release entitled “Non-GAAP (Adjusted) Financial Measures” for definitions and reconciliations between GAAP information and non-GAAP information, including Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Unlevered Free Cash Flow and business unit contribution.

2018 results include the SingleHop LLC (“SingleHop”) acquisition beginning March 1, 2018.

In prior periods, certain additions to property and equipment that were outstanding in accounts payable were not included in the Supplemental Disclosures of Cash Flow Information, “Additions to property and equipment included in accounts payable”. The amounts on the supplemental disclosure have been corrected, as well as the related adjustments to “Accounts payable” and “Purchases of property and equipment” with no impact to the net change in cash and cash equivalents in the condensed consolidated statements of cash flows.  The corrections have no impact to the condensed consolidated statements of operations and comprehensive loss or the condensed consolidated balance sheets.

Conference Call Information

INAP’s third quarter 2019 conference call will be held on Tuesday November 12, 2019 at 8:30 a.m. ET. Listeners may connect to a simultaneous webcast of the call, which will include accompanying presentation slides, on the Investor Relations section of INAP’s web site at http://ir.inap.com/events-and-presentations.

The call can be accessed by dialing 866-777-2509. International callers should dial 412-317-5413. An online archive of the webcast will be archived in the Investor Relations section of INAP’s website. An audio-only telephonic replay will be accessible from Tuesday, November 12, 2019 at 10:30 a.m. ET through Friday, November 15, 2019 at 877-344-7529 using replay code 10135998.

About INAP

Internap Corporation (NASDAQ: INAP) is a leading-edge provider of high-performance data center and cloud solutions with 100 network Points of Presence worldwide. INAP’s full-spectrum portfolio of high-density colocation, managed cloud hosting and network solutions supports evolving IT infrastructure requirements for customers ranging from the Fortune 500 to emerging startups. INAP operates in 21 metropolitan markets, primarily in North America, with 14 INAP Data Center Flagships connected by a low-latency, high-capacity fiber network. For more information, visit www.INAP.com.

Forward-Looking Statements

Certain statements in this press release  contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding industry trends, our future financial position and performance, business strategy, revenues and expenses in future periods, projected levels of growth, availability of capital resources and liquidity and other matters that do not relate strictly to historical facts. These statements are often identified by words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “continue,” “could” or “should,” that an “opportunity” exists, that we are “positioned” for a particular result, statements regarding our vision or similar expressions or variations. These statements are based on the beliefs and expectations of our management team based on information available at the time such statements are made. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. Therefore, actual future results and trends may differ materially from what is forecast in such forward-looking statements due to a variety of factors, including, without limitation: our ability to drive growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and our ability to improve operations; our ability to correctly forecast capital needs, demand and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of our data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; the uncertainty as to whether any strategic alternative will be pursued or, if pursued, closed; uncertainty as to the terms, value and timing of any such strategic alternative; the impact of the announcement of the evaluation of strategic alternatives on INAP’s common stock, its businesses, and its operating results; our ability to realize anticipated revenue and growth; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; the failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our ability to raise additional capital when needed, on attractive terms, or at all, and our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and our other reports filed with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by INAP or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on our behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contacts
Richard Ramlall	Carolyn Capaccio/Jody Burfening
Chief Communications Officer INAP	LHA
404-302-9982	212-838-3777
ir@inap.com	inap@lhai.com

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenues	$72,878	$82,972	$219,576	$239,135

Operating costs and expenses:
Cost of sales and services, exclusive of depreciation and amortization	27,504	28,221	79,186	80,160
Costs of customer support	8,145	7,984	25,661	24,212
Sales, general and administrative	15,791	18,170	48,995	57,625
Depreciation and amortization	21,582	23,553	65,715	67,422
Exit activities, restructuring and impairments	3,792	2,347	5,439	3,140
Total operating costs and expenses	76,814	80,275	224,996	232,559
(Loss) income from operations	(3,936)	2,697	(5,420)	6,576

Interest expense	19,913	17,794	56,578	50,138
Loss on foreign currency, net	6	195	328	5
Total non-operating expenses	19,919	17,989	56,906	50,143

Loss before income taxes and equity in earnings of equity-method investment	(23,855)	(15,292)	(62,326)	(43,567)
(Benefit) provision for income taxes	(6)	162	(320)	404

Net loss	(23,849)	(15,454)	(62,006)	(43,971)
Less net income attributable to non-controlling interest	21	25	63	75
Net loss attributable to shareholders	(23,870)	(15,479)	(62,069)	(44,046)

Other comprehensive (loss) income:
Foreign currency translation adjustment	(18)	(98)	152	24
Total other comprehensive (loss) income	(18)	(98)	152	24

Comprehensive loss	$(23,888)	$(15,577)	$(61,917)	$(44,022)

Basic and diluted net loss per share	$(1.01)	$(0.77)	$(2.62)	$(2.21)

Weighted average shares outstanding used in computing basic and diluted net loss per share	23,671	20,206	23,703	19,968

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$10,895	$17,823
Accounts receivable, net of allowance for doubtful accounts of $1,077 and $1,547, respectively	17,948	20,054
Contract assets	9,202	8,844
Term loan, less discount and issuance costs of $4,909	552	-
Prepaid expenses and other assets	7,572	7,377
Total current assets	46,169	54,098

Property and equipment, net	216,548	478,061
Operating lease right-of-use assets	33,723	-
Finance lease right-of-use assets	226,619	-
Intangible assets, net	64,215	73,042
Goodwill	116,217	116,217
Contract assets	15,032	16,104
Deposits and other assets	6,178	7,409
Total assets	$724,701	$744,931

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$25,287	$23,435
Accrued liabilities	9,813	15,540
Deferred revenues	7,493	8,022
Capital lease obligations	-	9,080
Revolving credit facility	14,000	-
Term loan, less discount and issuance costs of $4,036	-	321
Exit activities and restructuring liability	550	2,526
Short-term operating lease liabilities	6,686	-
Short-term finance lease liabilities	5,867	-
Other current liabilities	70	1,063
Total current liabilities	69,766	59,987

Deferred revenues	259	511
Operating lease liabilities	30,382	-
Finance lease liabilities	264,223	-
Capital lease obligations	-	262,382
Term loan, less discount and issuance costs of $7,587 and $9,508, respectively	415,126	415,278
Deferred tax liability	1,443	2,211
Other long-term liabilities	3,714	4,505
Total liabilities	$784,913	$744,874

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	September 30, 2019	December 31, 2018
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	$-	$-
Common stock, $0.001 par value; 50,000 shares authorized; 26,486 and 25,455 shares outstanding, respectively	26	25
Additional paid-in capital	1,372,016	1,368,968
Treasury stock, at cost, 388 and 330 shares, respectively	(7,958)	(7,646)
Accumulated deficit	(1,425,140)	(1,363,019)
Accumulated items of other comprehensive loss	(913)	(1,065)
Total INAP stockholders’ deficit	(61,969)	(2,737)
Non-controlling interest	1,757	2,794
Total stockholders’ (deficit) equity	(60,212)	57
Total liabilities and stockholders’ (deficit) equity	$724,701	$744,931

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(62,006)	$(43,971)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	65,715	67,422
Loss (gain) on disposal of propety and equipment	468	(98)
Amortization of debt discount and issuance costs	4,109	2,798
Stock-based compensation expense, net of capitalized amount	3,074	3,573
Provision for doubtful accounts	629	706
Non-cash change in finance lease obligations	4,863	(241)
Non-cash change in exit activities and restructuring liability	5,164	3,198
Non-cash change in deferred rent	-	(778)
Deferred taxes	(787)	65
Accreted interest	1,194	-
Other, net	(78)	(6)
Changes in operating assets and liabilities:
Accounts receivable	1,593	(4,990)
Prepaid expenses, deposits and other assets	1,355	(3,531)
Operating lease right-of-use assets	(5,211)	-
Accounts payable	756	5,155
Accrued and other liabilities	(5,378)	(601)
Deferred revenues	(804)	617
Exit activities and restructuring liability	(3,870)	(4,597)
Short and long-term operating lease liabilities	7,614	-
Asset retirement obligation	202	(141)
Other liabilities	57	(199)
Net cash provided by operating activities	18,659	24,381

Cash Flows from Investing Activities:
Purchases of property and equipment	(23,277)	(23,100)
Proceeds from disposal of property and equipment	272	570
Business acquisition, net of cash acquired	-	(131,748)
Additions to acquired and developed technology	(881)	(2,128)
Net cash used in investing activities	$(23,886)	$(156,406)

INTERNAP CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Financing Activities:
Proceeds from credit agreements	$14,000	$148,500
Principal payments on credit agreements	(3,268)	(3,267)
Debt issuance costs	(2,815)	(7,696)
Payments on finance lease obligations	(8,212)	(6,643)
Acquisition of non-controlling interests	(973)	(1,130)
Proceeds from exercise of stock options	-	(210)
Acquisition of common stock for income tax withholdings	(311)	(487)
Other, net	50	175
Net cash (used in) provided by financing activities	(1,529)	129,242
Effect of exchange rates on cash and cash equivalents	(172)	24
Net decrease in cash and cash equivalents	(6,928)	(2,759)
Cash and cash equivalents at beginning of period	17,823	14,603
Cash and cash equivalents at end of period	$10,895	$11,844

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$46,540	$46,676
Additions to property and equipment included in accounts payable	5,153	10,235

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, business unit contribution, business unit contribution margin, Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss attributable to shareholders plus depreciation and amortization, interest expense, (benefit) provision for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlement.

•	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

•	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

•	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

•
Adjusted Free Cash Flow is net cash flows provided by operating activities, plus cash paid for non-recurring items such as exit activities, restructuring and impairments, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlements, minus capital expenditures.

•	Adjusted Unlevered Free Cash Flow is Adjusted Free Cash Flow plus cash paid for interest.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and (gain) loss on disposals of property and equipment, as well as restructuring and impairments, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, (benefit) provision for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, (benefit) provision for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, (benefit) provision for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlement costs are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlement costs, in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to - not a substitute for - our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired;

•
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability; and

•	certain investors use EBITDA as a measure of our ability to service debt.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses Adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•	as a key measure to calculate our debt covenants; and

•	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.

We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow are used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow may not be comparable to similarly-titled measures reported by other companies and should not be relied upon to the exclusion of GAAP financial measures. Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted Free Cash Flow as a measure to evaluate cash generated through normal operating activities. We believe that the presentation of Adjusted Free Cash Flow is relevant and useful to investors because it provides measures of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital. We use Adjusted Unlevered Free Cash Flow as a measure to evaluate cash generated through normal operating activities prior to debt service as our debt capital structure will change over time. We believe that the presentation of Adjusted Unlevered Free Cash Flow is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow have inherent limitations and therefore, we believe it is important to view these measures as a complement to our entire consolidated statements of cash flows. Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow are not measurements of our financial performance under GAAP and should not be considered in isolation, or as alternatives to net cash flows provided by operating activities, total net cash flows, or any other performance measure derived in accordance with GAAP.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO SHAREHOLDERS TO ADJUSTED EBITDA

A reconciliation of net loss attributable to shareholders to Adjusted EBITDA (non-GAAP) for each of the periods indicated is as follows (in thousands, unaudited):

	Three Months Ended
	September 30, 2019		June 30, 2019		September 30, 2018
Reconciliation of Net Loss Attributable to Shareholders to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Net revenues	$72,878	100.0%	$73,134	100.0%	$82,972	100.0%

Net loss attributable to shareholders	$(23,870)	(32.8)%	$(18,555)	(25.4)%	$(15,479)	(18.7)%
Add:
Depreciation and amortization	21,582	29.6%	21,955	30.0%	23,553	28.4%
Interest expense	19,913	27.3%	19,218	26.3%	17,794	21.4%
(Benefit) provision for income taxes	(6)	(0.0)%	(211)	(0.3)%	162	0.2%
Other expense	6	0.0%	118	0.2%	195	0.2%
(Gain) loss on disposal of property and equipment, net	(13)	(0.0)%	-	0.0%	(66)	(0.1)%
Exit activities, restructuring and impairments	3,792	5.2%	231	0.3%	2,347	2.8%
Stock-based compensation	1,173	1.6%	1,011	1.4%	1,341	1.6%
Acquisition costs	273	0.4%	163	0.2%	5	0.0%
Strategic alternatives and related costs	21	0.0%	20	0.0%	25	0.0%
Organizational realignment costs	119	0.2%	470	0.6%	118	0.1%
Non-income tax contingency	-	0.0%	-	0.0%	36	0.0%
Adjusted EBITDA (non-GAAP)	$22,990	31.5%	$24,420	33.4%	$30,031	36.2%

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

A reconciliation of forward looking net loss attributable to shareholders to Adjusted EBITDA (non-GAAP) for full-year 2019 is as follows (in millions, unaudited):

	Current Outlook
	Low	High

Net revenues	$290	$294

Net loss attributable to shareholders	$(83)	$(81)
Add:
Depreciation and amortization	88	88
Interest expense	77	77
Exit activities, restructuring and impairments	5	5
Stock-based compensation	4	4
Non-income tax contingency and acquisition costs	3	3
Adjusted EBITDA (non-GAAP)	$94	$96
Capital expenditures (CapEx)	$30	$32

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIBUTION MARGIN

Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands, unaudited):

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Revenues:
INAP US	$56,947	$57,461	$65,678
INAP INTL	15,931	15,673	17,294
Total	72,878	73,134	82,972
Direct costs of sales and services, customer support and sales and marketing:
INAP US	32,920	31,976	35,197
INAP INTL	10,148	10,049	11,478
Total	43,068	42,025	46,675
Business Unit Contribution:
INAP US	24,027	25,485	30,481
INAP INTL	5,783	5,624	5,816
Total	$29,810	$31,109	$36,297
Business Unit Contribution Margin:
INAP US	42.2%	44.4%	46.4%
INAP INTL	36.3%	35.9%	33.6%
Total	40.9%	42.5%	43.7%

Note: INAP INTL includes Ubersmith and iWeb.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

ADJUSTED FREE CASH FLOW AND ADJUSTED UNLEVERED FREE CASH FLOW

Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow are non-GAAP measures. Adjusted Free Cash Flow is net cash flows provided by operating activities, plus cash paid for non-recurring items such as exit activities, restructuring and impairments, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlements, minus capital expenditures. Adjusted Unlevered Free Cash Flow is Adjusted Free Cash Flow plus cash paid for interest (in thousands, unaudited):

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net cash flows provided by operating activities	$5,523	$11,431	$9,446
Plus cash paid for:
Exit activites, restructuring and impairments	330	1,637	1,920
Acquisition costs	-	-	-
Strategic alternatives costs	55	-	-
Organizational realignment costs	151	452	262
Less cash paid for:
Maintenance capex	(2,793)	(1,279)	(3,597)
Growth capex	(5,851)	(6,169)	(7,789)
Adjusted Free Cash Flow (non-GAAP)	(2,585)	6,072	242

Cash paid for interest	16,681	15,599	16,711
Adjusted Unlevered Free Cash Flow (non-GAAP)	$14,096	$21,671	$16,953

Note: Maintenance capex is necessary capital expenditures required for the business to continue operating in its current form and keep existing operations running smoothly. Growth capex is discretionary investments used to attract new customers or create the capacity for a bigger business.

DATA CENTER PORTFOLIO

The following table presents an overview of the portfolio of data center properties that INAP leases as of September 30, 2019 (unaudited):

Market	Gross Square Feet (SF)[1]	Supporting Infrastructure[2]	Office & Other	Data Center Footprint SF3	Current Raised Floor SF 4	Occupied SF	Occupied SF %

Phoenix	214,968	87,059	61,210	66,717	44,650	30,741	69%
Atlanta[5]	208,298	64,248	75,344	68,706	44,987	14,202	32%
Montreal	126,965	34,572	46,833	45,560	28,050	25,390	91%
New York/New Jersey	104,865	16,405	28,468	59,992	37,652	22,519	60%
Dallas[6]	112,145	23,763	21,023	67,359	30,382	16,936	56%
Los Angeles	109,106	9,623	12,366	87,117	18,020	14,066	78%
Seattle	100,497	31,326	21,552	47,619	38,619	25,121	65%
Santa Clara/San Jose	88,114	23,852	23,667	40,595	40,595	23,785	59%
Boston	45,637	18,785	5,199	21,653	21,653	10,743	50%
Houston	43,913	7,925	15,599	20,389	20,389	9,456	46%
Chicago	12,661	1,551	-	11,110	11,110	9,273	83%
Other	36,455	-	981	36,438	32,285	17,846	55%
Total	1,203,624	319,109	312,242	573,255	368,392	220,078	60%

(1)	Represents total SF subject to our lease.
(2)	Represents SF for mechanical and utility rooms.
(3)	Represents total SF that is currently leased or available for lease but excludes supporting infrastructure, office space, and common area.
(4)	Represents data center footprint SF less unbuilt SF.
(5)	Perimeter Data Center was recently converted into a multi-tenant site adding new capacity in the Atlanta market.
(6)	Occupied SF % has been updated to reflect new capacity due to expansion of Dallas Flagship site.